      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996.

                                                       REGISTRATION NO. 333-2642

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                 AMENDMENT NO. 3
                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                               GRAPHIX ZONE, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             7379                                       33-0697932
(State or other jurisdiction of                           (Primary Standard                  (I.R.S. Employer Identification Number)
incorporation or organization)                 Industrial Classification Code Number)

                               ------------------
                          42 CORPORATE PARK, SUITE 200
                            IRVINE, CALIFORNIA 92714
                                 (714) 833-3838
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                               ------------------
                      CHARLES R. CORTRIGHT, JR., PRESIDENT
                               GRAPHIX ZONE, INC.
                          42 CORPORATE PARK, SUITE 200
                            IRVINE, CALIFORNIA  92714
                                 (714) 833-3838
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   COPIES TO:
            GREGG AMBER, ESQ.                   CARL J. STONEY, JR., ESQ.
         LARRY A. CERUTTI, ESQ.                   TWILA L. FOSTER, ESQ.
          SNELL & WILMER L.L.P.              JACKSON TUFTS COLE & BLACK, LLP
      1920 MAIN STREET, 12TH FLOOR          650 CALIFORNIA STREET, 31ST FLOOR
        IRVINE, CALIFORNIA 92714             SAN FRANCISCO, CALIFORNIA 94108

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN.

     IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. / /

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                           Proposed           Proposed            Amount
Title of Each Class of Securities       Amount         Maximum Offering   Maximum Aggregate    Registration
        to be Registered             Registered(1)    Price Per Share(2)  Offering Price(2)         Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       12,005,852 shares         $5.90           $70,761,604        $24,400.56
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------


(1) Based upon the maximum number of shares to be issued in connection with the transactions described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering is based upon the sum of
     (a) the product of (i) $7.125 (the average of the high and low prices of Graphix Zone Common Stock on June 5, 1996 on The Nasdaq SmallCap Market) times (ii) 6,517,474 (the aggregate of 5,446,543 shares of Graphix Zone Common Stock outstanding on June 5, 1996, 1,070,931 shares of Graphix Zone Common Stock issuable pursuant to certain options and warrants and (b) the product of (i) $.65 (the average of the bid and asked price of StarPress Common Stock on June 5, 1996 as reported by the National Association of Securities Dealers Electronic Bulletin Board) times (ii) 37,422,464 (the aggregate of 34,531,130 shares of StarPress Common Stock outstanding on June 5, 1996, 1,391,334 shares of StarPress Common Stock issuable pursuant to certain obligations of StarPress, and 1,500,000 shares of StarPress Common Stock issuable pursuant to certain options and warrants). The proposed maximum offering price per share is based upon the proposed
`     maximum aggregate offering price divided by the amount to be registered.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           EXPLANATORY NOTE

     Graphix Zone, Inc., a Delaware corporation (the "Registrant"), has previously filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 on March 25, 1996, as amended by an Amendment No. 1 to Form S-4 Registration Statement filed with the Commission on May 29, 1996, and as further amended by an Amendment No. 2 to Form S-4 Registration Statement filed with the Commission on June 7, 1996 (SEC File No. 333-2642) (the "Registration Statement"). This Amendment No. 3 to Registration Statement is being filed by the Commission solely for the purpose of filing an additional exhibit (Exhibit 10.64) to the Registration Statement, as directed by the Commission staff. Other than the addition of such exhibit, no changes have been made to the Registration Statement.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 11th day of June, 1996.


                                  GRAPHIX ZONE, INC.


                                  By: /S/ CHARLES R. CORTRIGHT, JR.
                                       Charles R. Cortright, Jr., President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates stated.


    SIGNATURE                          TITLE                         DATE
    ---------                          -----                         ----



/S/RONALD S. POSNER               Chairman                      June 11, 1996
- --------------------              and Director
Ronald S. Posner




/S/CHARLES R. CORTRIGHT, JR.      President (Principal          June 11, 1996
- ----------------------------      Executive Officer)
Charles R. Cortright, Jr.         and Director




/S/ANGELA ABER CORTRIGHT          Executive Vice President,     June 11, 1996
- -------------------------         Secretary and Director
Angela Aber Cortright




/S/NORMAN BLOCK                   Executive Vice President,     June 11, 1996
- ---------------                   Treasurer, Chief Operating
Norman Block                      Officer and Chief Financial
                                  Officer (Principal Financial
                                  and Accounting Officer)

                                 EXHIBIT INDEX

                                                                                  Sequentially
Exhibit                                                                             Numbered
  No.                              Description                                        Page
- -------                            -----------                                    ------------
 10.64    Letter Agreement dated May 13, 1996, between Graphix Zone and
          StarPress with respect to the conditions set forth in Sections
          10.7 and 11.7 of the Agreement and Plan of Reorganization entered into as of January 3, 1996, between Graphix Zone and StarPress being non-waivable.
